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                                                                     Exhibit 5.1










                                 March 22, 1999




Main Place Funding, LLC
100 North Tryon Street
Charlotte, North Carolina 28255

     Re:  Main Place Funding, LLC
          Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as special counsel for Main Place Funding, LLC, a Delaware limited liability company (the "Company"), in connection with the issuance from time to time in one or more series of Mortgage-Backed Bonds (the "Bonds"). A Registration Statement on Form S-3 relating to the Bonds (the "Registration Statement") has been filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). As set forth in the Registration Statement, the issuer with respect to a series of Bonds will be the Company. Each series of Bonds is to be issued pursuant to an Indenture (each, an "Indenture") between the Company and an independent trustee (the "Trustee").

     We have examined copies of the certificate of formation and limited liability company agreement of the Company, forms of the Indenture and forms of the Bonds included therein, and forms of the agreements and other documents filed or to be filed as exhibits to the Registration Statement. We also have examined the original or reproduced or certified copies of all such records of the Company, all such agreements, certificates of officers and members of the Company and others, and such other documents, papers, statutes and authorities as we deemed necessary to form the basis of the opinions hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of copies of documents supplied to us by the Company and others. As to certain matters of fact relevant to the opinions hereinafter expressed, we have relied upon statements and certificates of officers of the Company and others.


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March 22, 1999
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     Based upon the foregoing, we are of the opinion that:

     1. When each Indenture has been duly authorized by all necessary action and has been duly executed and delivered, each will constitute the valid and binding obligations of the Company, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and we express no opinion with respect to the application of equitable principles in any proceeding, whether at law or in equity.

     2. When the issuance, execution and delivery of each series of Bonds has been authorized by all necessary action of the Company in accordance with the provisions of the Indenture, and when such Bonds have been duly executed, authenticated and delivered by the Trustee and sold as described in the Registration Statement, (a) such Bonds will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to the effect of bankruptcy, insolvency, moratorium, fraudulent conveyance and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto and we express no opinion with respect to the application of equitable principles in any proceeding, whether at law or in equity, and (b) the holders of such Bonds will be entitled to the benefits provided by the Indenture.

     In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the State of New York and the federal laws of the United States of America.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the reference to us in the prospectus and the related prospectus supplement forming a part of the Registration Statement, and to the filing of this opinion as an exhibit to any application made by or on behalf of the Company or any dealer in connection with the registration of the Bonds under the securities or blue sky laws of any state or jurisdiction. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                           Very truly yours,



                                           /s/ HUNTON & WILLIAMS